UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               --------------

                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): February 11, 2000


---------------------------------------------------------------------------

                         Cordant Technologies Inc.
           (Exact name of registrant as specified in its charter)


---------------------------------------------------------------------------
                                  Delaware
               (State or other jurisdiction of incorporation)


       1-6179                                      36-2678716
----------------------                      --------------------------
Commission File Number                  (IRS Employer Identification No.


---------------------------------------------------------------------------

15 W. South Temple, Suite 1600, Salt Lake City, UT             84101-1532
(Address of principal executive offices)                       (Zip Code)



                               (801) 933-4000
                           ----------------------
                       Registrant's Telephone Number

ITEM 5   OTHER EVENTS

The following news release was issued on February 11, 2000.

CORDANT REPORTS 16 PERCENT INCREASE IN ANNUAL EARNINGS

Salt Lake City, Utah, February 11, 2000 - Cordant Technologies Inc. reported net income of $164.4 million, or $4.39 per diluted share, for the year ended December 31, 1999, a 16 percent increase compared to $142 million, or $3.79 per diluted share, last year. Excluding the special items detailed in the attached schedule, earnings per diluted share from continuing operations were $4.15, a 12 percent increase over last year.

James R. Wilson, Chairman and Chief Executive Officer, commented, "Over the past several years, we have strategically diversified the Company so that earnings could continue to grow in spite of downturns in the historically cyclical commercial aircraft market. The 1999 results reflect the virtue of that strategy as earnings grew 16 percent versus 1998 in spite of a greater than anticipated downturn in commercial aircraft. Cordant's industrial markets, led by Industrial Gas Turbines (IGT) continued at record levels. The focus on lean manufacturing and customer satisfaction resulted in outstanding operating margins at all units. During the year, we continued to consolidate our aerospace fastener operations, significantly reducing operating costs. We further broadened our industrial fastener product offering with the acquisition of Continental/Midland.

"Thiokol Propulsion completed a highly successful year with record margins, a 100 percent launch record, and a lengthy list of technical achievements which provide a stable business base entering next year.

"The future is very bright. Cordant is well positioned in a number of attractive markets, and we expect 2000 to be another record year." Quarterly Net Income

Net income for the quarter ended December 31, 1999, was $36.6 million or $.98 per share, a 24 percent increase over last year's quarterly earnings of $29.6 million or $.80 per share. Excluding the special items in the attached schedule, earnings per share of $.94 increased 3 percent over the prior year's quarter earnings per share of $.91.

Summary  unaudited  financial   information  for  the  twelve-months  ended
December 31, follows:


                                                                                   Better
(in millions, except per share data)                1999            1998           (Worse)     Percent
------------------------------------------------------------------------------------------------------------

Sales:
Investment Castings                                $1,459.7        $1,350.6         $ 109.1            8
Fastening Systems                                     465.2           433.3            31.9            7
Propulsion Systems                                    588.0           643.0           (55.0)          (9)
------------------------------------------------------------------------------------------------------------
    Total sales                                    $2,512.9        $2,426.9         $  86.0            4
------------------------------------------------------------------------------------------------------------

Operating income:
Investment Castings                               $   204.7       $   185.8        $   18.9           10
Fastening Systems                                      52.8           65.2            (12.4)         (19)
Propulsion Systems                                     87.9           82.1              5.8            7
Unallocated corporate expense                         (25.8)         (24.4)            (1.4)          (6)
------------------------------------------------------------------------------------------------------------
    Total operating income                            319.6          308.7             10.9            4

Interest income                                         7.4           12.8             (5.4)         (42)
Interest expense                                      (42.9)         (28.3)           (14.6)         (52)
Other, net                                             (3.5)          (3.8)              .3            8
Income taxes                                          (93.4)        (107.6)            14.2           13
------------------------------------------------------------------------------------------------------------
Income before minority interest                       187.2          181.8              5.4            3
Minority interest                                     (22.8)         (39.8)            17.0           43
------------------------------------------------------------------------------------------------------------
    Net income                                    $   164.4      $   142.0          $  22.4           16
============================================================================================================
Net income per share:
    Basic                                         $    4.49     $      3.89         $   .60           15
    Diluted                                       $    4.39     $      3.79         $   .60           16


Results for the current year include Continental/Midland's operations which was purchased in October 1999, the additional 22.6 percent of Howmet ownership purchased in February 1999 and Jacobson's operations, which was purchased in mid-June 1998.

Summary unaudited financial information for the three-months ended December 31, follows:

                                                                                  Better
(in millions, except per share data)                   1999           1998        (Worse)        Percent
-------------------------------------------------------------------------------------------------------------

Sales:
Investment Castings                                  $ 362.1        $ 354.9         $ 7.2              2
Fastening Systems                                      121.9          126.0          (4.1)            (3)
Propulsion Systems                                     150.3          159.6          (9.3)            (6)
-------------------------------------------------------------------------------------------------------------
    Total sales                                      $ 634.3        $ 640.5         $(6.2)            (1)
-------------------------------------------------------------------------------------------------------------

Operating income:
Investment Castings                                  $  43.8       $   31.5        $ 12.3             39
Fastening Systems                                        9.6           20.4         (10.8)           (53)
Propulsion Systems                                      21.1           21.4           (.3)            (1)
Unallocated corporate expense                           (4.5)          (8.8)          4.3             49
-------------------------------------------------------------------------------------------------------------
    Total operating income                              70.0           64.5           5.5              9

Interest income                                          1.6            2.0           (.4)           (20)
Interest expense                                       (11.9)          (7.3)         (4.6)           (63)
Other, net                                              (1.5)          (1.0)          (.5)           (50)
Income taxes                                           (16.6)         (21.4)          4.8             22
-------------------------------------------------------------------------------------------------------------
Income before minority interest                         41.6           36.8           4.8             13
Minority interest                                       (5.0)          (7.2)          2.2             31
-------------------------------------------------------------------------------------------------------------
    Net income                                       $  36.6       $   29.6        $  7.0             24
=============================================================================================================
Net income per share:
    Basic                                            $  1.00      $     .81        $  .19             23
    Diluted                                          $   .98      $     .80        $  .18             23


Results for the current quarter include Continental/Midland's operations which was purchased in October 1999, and the additional 22.6 percent of Howmet ownership purchased in February 1999.

The Company's management views continuing operations by excluding special items that are not expected to have an impact on future operations. The special items are detailed in the following schedules and do not qualify for separate treatment under Generally Accepted Accounting Principles
(GAAP) and are not intended to replace the discussion of GAAP financial statements. Rather, it is management's desire to disclose material events that have had an impact on reported operations.

Year Ended December 31
                                                        1999            1999            1998            1998
                                                      After-tax       Earnings        After-tax       Earnings
(in millions, except per share data)                   Income         Per Share        Income         Per Share
------------------------------------------------------------------------------------------------------------------

Reported net income                                    $164.4            $4.39         $142.0            $3.79
Special items
     Howmet CDD stock option benefit                     (1.1)            (.03)
     7 percent tax dividend reversal                     (7.1)            (.19)
     Retroactive two-percent tax
          rate change                                    (5.6)            (.15)
     Tax refund                                                                          (2.6)            (.07)
     Tax interest                                                                        (1.8)            (.05)
     Huck relocation-Lakewood                             3.1              .08
     Huck relocation-Japan                                1.9              .05
     Huck relocation-Branford                                                             1.8              .05


------------------------------------------------------------------------------------------------------------------
Income without special items                           $155.6            $4.15         $139.4            $3.72
==================================================================================================================


Three Months Ended December 31
                                                        1999            1999            1998            1998
                                                      After-tax       Earnings        After-tax       Earnings
(in millions, except per share data)                   Income         Per Share        Income         Per Share
------------------------------------------------------------------------------------------------------------------

Reported net income                                     $36.6            $ .98          $29.6             $.80
Special items
     Retroactive two-percent tax
         rate change                                     (5.6)            (.15)
     Reverse 3rd Qtr Howmet SAR and
         CDD stock option benefit                         2.4              .06            3.9              .11
     Huck relocation-Japan                                1.9              .05


------------------------------------------------------------------------------------------------------------------
Income without special items                            $35.3            $ .94          $33.5             $.91
==================================================================================================================



                           (End of News Release)

Following are Cordant Technologies Inc.'s consolidated statements of income, balance sheets, statements of cash flows, and statements of stockholders' equity. The complete statements including footnotes will be included in the Company's 2000 Notice of Annual Meeting and Proxy Statement.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                                      Year Ended December 31
                                                                      -------------------------------------------------
(in millions, except per share data)                                        1999             1998             1997
-----------------------------------------------------------------------------------------------------------------------

Net sales                                                                $  2,512.9       $  2,426.9       $  1,070.1

Operating expenses:
     Cost of sales                                                          1,944.5          1,894.4            861.3
     Selling, general and administrative                                      215.4            193.6             90.3
     Research and development                                                  33.4             30.2             14.8
-----------------------------------------------------------------------------------------------------------------------
         Total operating expenses                                           2,193.3          2,118.2            966.4

Income from operations                                                        319.6            308.7            103.7

Equity income of affiliates                                                                                      35.3
Interest income                                                                 7.4             12.8              7.0
Interest expense                                                              (42.9)           (28.3)            (4.0)
Other, net                                                                     (3.5)            (3.8)            (2.2)
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes, minority interest and
     extraordinary item                                                       280.6            289.4            139.8
Income taxes                                                                  (93.4)          (107.6)           (41.4)
-----------------------------------------------------------------------------------------------------------------------
Income before minority interest and
     extraordinary item                                                       187.2            181.8             98.4
-----------------------------------------------------------------------------------------------------------------------
Minority interest                                                             (22.8)           (39.8)            (1.8)
-----------------------------------------------------------------------------------------------------------------------
Income before extraordinary item                                              164.4            142.0             96.6
Extraordinary item - loss on early retirement of debt                                                            (7.1)
-----------------------------------------------------------------------------------------------------------------------
Net income                                                               $    164.4       $    142.0       $     89.5
=======================================================================================================================
Income per share before extraordinary item:
     Basic                                                               $     4.49       $     3.89       $     2.64
     Diluted                                                             $     4.39       $     3.79       $     2.57
Net income per share:
     Basic                                                               $     4.49       $     3.89       $     2.45
     Diluted                                                             $     4.39       $     3.79       $     2.38






CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                                              December 31
                                                                                 ------------------------------------
(in millions)                                                                           1999                1998
---------------------------------------------------------------------------------------------------------------------

ASSETS
Current Assets
    Cash and cash equivalents                                                        $    37.1           $    45.3
    Receivables                                                                          238.0               240.0
    Inventories                                                                          261.7               252.3
    Deferred income taxes and prepaid expenses                                            67.2                60.8
    Restricted Trust (a)                                                                                     716.4
---------------------------------------------------------------------------------------------------------------------
      Total Current Assets                                                               604.0             1,314.8

Property, Plant and Equipment
    Land                                                                                  36.8                36.9

    Buildings and improvements                                                           365.0               311.2
    Machinery and equipment                                                              857.9               768.6
---------------------------------------------------------------------------------------------------------------------
       Total Property, Plant and Equipment                                             1,259.7             1,116.7
       Less allowances for depreciation                                                 (504.7)             (444.4)
---------------------------------------------------------------------------------------------------------------------
       Net Property, Plant and Equipment                                                 755.0               672.3

Other Assets
    Costs in excess of net assets of businesses acquired, net                            903.8               561.7
    Patents and other intangible assets, net                                             104.7               128.3
    Other noncurrent assets                                                              114.5               132.8
---------------------------------------------------------------------------------------------------------------------
      Total Other Assets                                                               1,123.0               822.8
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                   $ 2,482.0           $ 2,809.9
=====================================================================================================================

(a) The Restricted Trust held a note receivable from Pechiney, S.A. and related letters of credit that secured Pechiney, S.A.'s agreement to repay the Pechiney Notes. Pechiney S.A. (Howmet's previous owner) paid the notes on January 4, 1999, and the Restricted Trust was terminated. No Howmet or Cordant Technologies funds were used in the payment of the Notes.




CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                                                     December 31
                                                                                       ------------------------------------
(in millions)                                                                                 1999                1998
---------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Short-term debt                                                                       $     83.6          $     80.1
     Accounts payable                                                                           137.6               139.8
     Accrued compensation                                                                       102.3                81.6
     Other accrued expenses                                                                     216.9               202.1
     Pechiney Notes (a)                                                                                             716.4
---------------------------------------------------------------------------------------------------------------------------
        Total Current Liabilities                                                               540.4             1,220.0

Noncurrent Liabilities
     Accrued retiree benefits                                                                   174.1               169.0
     Deferred income taxes                                                                       61.5                52.3
     Accrued interest and other noncurrent liabilities                                          211.6               234.2
     Long-term debt                                                                             601.3               324.5
---------------------------------------------------------------------------------------------------------------------------
        Total Noncurrent Liabilities                                                          1,048.5               780.0

Commitments and contingent liabilities
Minority interest                                                                                77.0               142.0
Stockholders' Equity
     Common stock  (par  value  $1.00 per  share)  Authorized  - 200 shares
        Issued - 41.1 at December 31, 1999 and 1998
        (includes treasury shares)                                                               41.1                41.1
     Additional paid-in capital                                                                  48.0                47.4
     Retained earnings                                                                          808.5               658.8
     Accumulated other comprehensive income (loss)                                              (10.0)               (3.9)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                887.6               743.4
     Less common stock in treasury, at cost
        (4.4 and 4.6 shares at December 31, 1999 and 1998, respectively)                        (71.5)              (75.5)
---------------------------------------------------------------------------------------------------------------------------
           Total Stockholders' Equity                                                           816.1               667.9
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
           Total Liabilities and Stockholders' Equity                                      $  2,482.0          $  2,809.9
===========================================================================================================================

(a) The Restricted Trust held a note receivable from Pechiney, S.A. and related letters of credit that secured Pechiney, S.A.'s agreement to repay the Pechiney Notes. Pechiney S.A. (Howmet's previous owner) paid the Notes on January 4, 1999, and the Restricted Trust was terminated. No Howmet or Cordant Technologies funds were used in the payment of the Notes.






CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                     Year Ended December 31
                                                                        ------------------------------------------------
(in millions)                                                                1999              1998            1997
------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                                $   164.4         $   142.0        $   89.5
Adjustments to reconcile net income to net cash
    provided by operating activities:
       Extraordinary item                                                                                         7.1
       Minority interest                                                       22.8              39.8             1.8
       Depreciation                                                            80.1              71.9            33.8
       Amortization                                                            38.5              30.1            12.5
       Equity income                                                                                            (35.3)
       Deferred income taxes                                                   (9.9)              1.4            (3.4)
       Changes in operating assets and liabilities:
          Receivables                                                           9.1              28.1            25.2
          Inventories                                                            .5              14.6            (1.5)
          Accounts payable and accrued expenses                               (15.5)               .3             5.1
          Income taxes                                                         12.1              18.4           (12.1)
          Advance on accounts receivable                                       40.0
          Other - net                                                          23.9               6.6           (12.1)
------------------------------------------------------------------------------------------------------------------------
             Net cash provided by operating activities                        366.0             353.2           110.6

INVESTING ACTIVITIES
Acquisitions                                                                 (468.8)           (277.0)         (156.6)
Purchases of property, plant and equipment                                   (152.0)           (114.7)          (36.3)
Proceeds from disposal of assets                                                1.8               4.7             1.7
------------------------------------------------------------------------------------------------------------------------
             Net cash used for investing activities                          (619.0)           (387.0)         (191.2)

FINANCING ACTIVITIES
Net change in short-term debt                                                   8.6              57.9             1.4
Issuance of long-term debt                                                    550.0             336.4           336.2
Repayment of long-term debt                                                  (300.0)           (337.9)         (213.5)
Premiums paid on early retirement of debt                                                                       (13.7)
Purchase of common stock for treasury                                                           (14.4)           (7.9)
Stock option transactions                                                       4.6               4.8             6.1
Dividends paid                                                                (14.7)            (14.6)          (14.1)
------------------------------------------------------------------------------------------------------------------------
             Net cash provided by financing activities                        248.5              32.2            94.5

Foreign currency rate changes                                                  (3.7)              1.3            (1.0)
------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                               (8.2)              (.3)           12.9
Cash and cash equivalents at beginning of year                                 45.3              45.6            32.7
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                  $    37.1         $    45.3        $   45.6
========================================================================================================================






CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
                                                                                                    Accumulated
                                                           Additional                                 Other           Total
                                                Common     Paid-In      Retained   Treasury     Comprehensive  Stockholders'
(in millions)                                   Stock      Capital      Earnings    Stock          Income          Equity
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1996                         $20.5      $44.3        $476.6    $(61.0)                         $480.4
-----------------------------------------------------------------------------------------------------------------------------
Comprehensive income
    Net income                                                               89.5                                      89.5
      Other comprehensive income                                                                     $(3.5)            (3.5)
                                                                                                               --------------
       Cumulative translation adjustment                                                                               86.0
                                                                                                               --------------
      Total comprehensive income
Dividends paid                                                              (14.1)                                    (14.1)
Treasury stock purchases                                                               (7.9)                           (7.9)
Stock options exercised and related
     income tax benefits                                        1.7                     4.4                             6.1
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997                          20.5       46.0         552.0     (64.5)          (3.5)           550.5
-----------------------------------------------------------------------------------------------------------------------------
Comprehensive income
     Net income                                                             142.0                                     142.0
        Other comprehensive income
           Minimum pension liability                                                                  (3.1)            (3.1)
           Cumulative translation adjustment                                                           2.7              2.7
                                                                                                               --------------
        Total comprehensive income                                                                                    141.6
                                                                                                               --------------
Dividends paid                                                              (14.6)                                    (14.6)
Stock split                                         20.6                    (20.6)
Treasury stock purchases                                                              (14.4)                          (14.4)
Stock options exercised and related
     income tax benefits                                        1.4                     3.4                             4.8
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1998                          41.1       47.4         658.8     (75.5)          (3.9)           667.9
-----------------------------------------------------------------------------------------------------------------------------
Comprehensive income
     Net income                                                             164.4                                     164.4
        Other comprehensive income
           Minimum pension liability                                                                   3.4              3.4
           Unrealized gains on securities                                                              1.2              1.2
           Cumulative translation adjustment                                                         (10.7)           (10.7)
                                                                                                               --------------
        Total comprehensive income                                                                                    158.3
                                                                                                               --------------
Dividends paid                                                              (14.7)                                    (14.7)
Stock options exercised and related
     income tax benefits                                         .6                     4.0                             4.6
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                         $41.1      $48.0        $808.5    $(71.5)        $(10.0)          $816.1
=============================================================================================================================


Following is additional unaudited supplemental information:

Cash Flow Data

The following tables provide cash flow data for both Cordant Technologies and Howmet as neither company has access to the other's cash balances.

Selected Financial Data
For the three months ended December 31

                                                    1999                                             1998
                              -----------------------------------------------------------------------------------------------
(in millions)                        Cordant     Howmet     Consolidated          Cordant          Howmet       Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Net cash provided by
     operating activities             $61.1        $108.4           $169.5            $49.3           $97.3           $146.6
Capital expenditures                  (11.7)        (25.2)           (36.9)            (8.5)          (28.3)           (36.8)
Dividends                              (3.7)                          (3.7)            (3.6)                            (3.6)
-----------------------------------------------------------------------------------------------------------------------------
                                      $45.7         $83.2           $128.9            $37.2           $69.0           $106.2
=============================================================================================================================


Selected Financial Data
For the twelve months ended December 31

                                                    1999                                             1998
                              -----------------------------------------------------------------------------------------------
(in millions)                        Cordant     Howmet     Consolidated          Cordant          Howmet       Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Net cash provided by
     operating activities            $133.1        $232.9           $366.0           $145.8          $207.4           $353.2
Capital expenditures                  (39.1)       (112.9)          (152.0)           (31.7)          (83.0)          (114.7)
Dividends                             (14.7)                         (14.7)           (14.6)                           (14.6)
-----------------------------------------------------------------------------------------------------------------------------
                                    $  79.3        $120.0           $199.3          $  99.5          $124.4           $223.9
=============================================================================================================================


Total debt(a)                        $639.2       $  45.7           $684.9           $313.6         $  91.0           $404.6
Less cash & cash
     Equivalents                       (2.3)         39.4             37.1              7.7            37.6             45.3
-----------------------------------------------------------------------------------------------------------------------------
                                     $641.5      $    6.3           $647.8           $305.9         $  53.4           $359.3
=============================================================================================================================

(a)  Excludes Pechiney note payable from 1998 data.


Book to Bill Ratios

Fastening Systems book-to-bill ratios, defined as period orders divided by period shipments, for the quarter ended December 31, were as follows:

                                                                 1999                             1998
               --------------------------------------------------------------------------------------------------

               Aerospace                                        .91                         .72
               Industrial                                       .98                        1.05
               Total                                            .96                         .92

Fastening Systems book-to-bill ratios, for the twelve months ended December 31, were as follows:

                                                                1999                          1998
             -----------------------------------------------------------------------------------------------------

               Aerospace                                       .82                          .84
               Industrial                                      .99                         1.00
               Total                                           .94                          .93

Book to bill ratios are used as an indicator of future sales, but as with all indicators, has inherent limitations and actual results may be different. This is not a GAAP disclosure, and other companies may calculate this ratio differently and utilize the ratio for different purposes.


SUMMARY OF OPERATIONS BY BUSINESS SEGMENT


Investment Castings Contribution up 74 Percent

Howmet contributed income, after minority interest and taxes, of $113.9 million, or $3.04 per share, a 74 percent increase compared to $65.6 million, or $1.75 per share, last year. The increase is due primarily to the Company's ownership increase from 62 percent last year to 84.6 percent in February 1999, and to Howmet's 24 percent increase in net income. Howmet's sales increased eight percent over the prior year due to increased component demand for large industrial gas turbines (IGT) used for electrical power generation. The increase in net income resulted from the higher IGT sales, improved operating margins, and lower interest expense.

Fastening Systems

Huck Fastening Systems sales for the year increased by $31.9 million, or 7 percent, from the prior year reflecting the additional sales provided by the Continental/Midland (acquired on October 1, 1999) and Jacobson (acquired on June 11, 1998) acquisitions. Sales in the industrial market increased 11 percent over the prior year excluding the additional sales provided by the Continental/Midland and Jacobson acquisitions. Sales in the aerospace market decreased 30 percent from the prior year primarily from weak domestic aerospace demand. Excluding the additional sales provided by the Continental/Midland and Jacobson acquisitions, Fastening Systems total sales decreased 11 percent from the prior year.

During the fourth quarter a $3 million pre-tax relocation charge was taken to close and relocate the selling and marketing office in Japan to an existing marketing office in Australia. Excluding the additional operating income provided by the Continental/Midland and Jacobson acquisitions, the current year's $5 million pre-tax charge to close and relocate the Lakewood, California facility, the $3 million pre-tax Japan relocation charge, and the prior year's $3 million pre-tax charge to close and relocate an industrial fastener facility, Fastening Systems operating income decreased $17 million or 29 percent from last year. The lower operating income resulted primarily from lower aerospace sales and margins. Operating margins for the year were 13.1 percent, compared to 15.7 percent last year, excluding the relocation charges in both years.

Propulsion Systems Operating Income Up 7 Percent
Propulsion Systems sales decreased $55 million or 9 percent for the year ended December 31, 1999, compared to last year, primarily from lower sales in the Space Shuttle Reusable Solid Rocket Motors (RSRM), commercial launch motor, and Trident programs. The lower RSRM sales resulted from the transition to the Buy 4 contract from the Buy 3 contract. Operating income increased $5.8 million or 7 percent over the prior year. Higher income from increased RSRM and ordnance program margins were partially offset by lower commercial launch motor and Trident operating income. Propulsion systems operating margins were 15 percent compared to 12.8 percent in 1998.




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General

Interest expense increased $14.6 million over the prior year period, due to the increased debt used to finance the Jacobson and Continental/Midland acquisitions and Howmet common stock purchases. Unallocated corporate expense in the current quarter was $4.3 million lower than last year's quarter primarily from lower advertising expenditures.

Income Taxes

In 1999, the Company had an effective income tax rate of 33.3 percent, compared with 37.2 percent in 1998. The lower tax rate in the current year resulted from higher foreign sales corporation benefits and the reversal of the $7.1 million or $.19 per share tax on accumulated dividends previously accrued on the Company's share of Howmet income. Beginning in February 1999, Howmet's taxable income has been included in the Company's consolidated Federal income tax return, and the dividend tax is no longer required on the Company's share of Howmet's income. Results for the fourth quarter include a two-percent retroactive tax rate change of $5.6 million or $.15 per share resulting from the higher foreign sales corporation benefits and from legislation extending the research and development tax credit to June 2004.

Line of Credit Announcement

On February 9, 2000 the Company terminated its senior bank credit facilities and replaced them with a new $1 billion revolving bank credit facility. The new facility will be used to refinance existing bank debt and for general corporate purposes. The credit facility matures in February 2001, ($400 million) and February 2005 ($600 million). Approximately $500 million was drawn on the long-term facility on February 9, 2000. The interest rate on the facility is based on London Interbank Offered Rate (LIBOR) plus a spread and was 6.6 percent on February 9, 2000. This new credit line agreement resulted in reclassifying $300 million of current portion of long-term debt to long-term debt at December 31, 1999.

Year 2000 Remediation

The Company did not experience any significant production or information disruption as a result of Year 2000.




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This  Form  8-K  includes  or  incorporates  by  reference  forward-looking statements  within the  meaning of Section  27A of the  Securities  Act and
Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties, and assumptions about the Company. Important factors that could cause actual results to differ materially from the forward-looking statements made in this document are set forth under the caption "Risk Factors" and elsewhere in the Company's filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties
materialize,   or  if  any  underlying  assumptions  prove  incorrect,  the
Company's actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied
by  these  forward-looking   statements.   All  forward-looking  statements
attributable to the Company, or persons acting on the Company's behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company undertakes no obligation to publicly update or
revise  any   forward-looking   statements  to  reflect  future  events  or
developments.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS ON FORM 8-K

EXHIBITS

Exhibit 10        Material Contracts

     10.0 5-Year Revolving Credit Agreement, dated as of February 9, 2000 among CORDANT TECHNOLOGIES INC., the Lenders, BANK ONE, NA and the Administrative Agent, ABN AMRO BANK N.V. and WACHOVIA BANK, N.A., as Co-Documentation Agents.

     10.1 364-Day Revolving Credit Agreement, dated as of February 9, 2000 among CORDANT TECHNOLOGIES, INC. the Lenders, BANK ONE, NA, as Administrative Agent, ABN AMRO BANK N.V., as Syndication Agent and BANK OF AMERICA, N.A. and WACHOVIA BANK, N.A., as Co-Documentation Agents.



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SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CORDANT TECHNOLOGIES INC.
                                                    (Registrant)




                               By:          /S/ Richard L. Corbin
                                           -------------------------
                                           Richard L. Corbin
                                           Executive Vice President and
                                           Chief Financial Officer

Date:  February 11, 2000


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